Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-220046 on Form S-11 of our report dated March 30, 2020, relating to the financial statements of Hines Global Income Trust, Inc., appearing in the Annual Report on Form 10-K of Hines Global Income Trust, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
April 21, 2020